Exhibit 99.3

EXECUTION VERSION

MILESTONE RIGHTS PURCHASE AGREEMENT

THIS MILESTONE RIGHTS PURCHASE AGREEMENT (this “Agreement”) is dated as of July 1, 2013, by and among Mannkind Corporation (the “Company”), and Deerfield Private Design Fund II, L.P. , a Delaware limited partnership (“DPDF”), and Horizon Santé FLML SÀRL, a Luxembourg Société à Responsibilité Limitée (“HS” and together with DPDF, “Purchasers”).

WHEREAS, in consideration of the payment by Purchasers of $18,900,000, the Company has agreed to issue and sell, and the Purchasers have agreed to purchase, rights to receive the Milestone Payments referred to herein (the “Milestone Rights”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Exhibit A.

2. Issuance and sale of Milestone Rights.

(a) Each Purchaser hereby purchases, and the Company hereby issues and sells to such Purchaser, the number of Milestone Rights for the purchase price as set forth below opposite such Purchaser’s name:

Purchaser	Milestone Rights	Purchase Price

DPDF	466	$8,807,400

HS	534	$10,092,600

(b) On the date hereof, each Purchaser shall deliver to the Company, by wire transfer funds to a deposit account specified by the Company, an amount in readily available funds equal to the purchase price payable by such Purchaser pursuant to Section 2(a) above; and (ii) the Company shall issue and deliver to each Purchaser Milestone Right Certificates representing the number of Milestone Rights set forth opposite such Purchaser’s name in Section 2(a) above.

3. Settlement of Milestone Rights.

(a) Milestone Payments. Upon the occurrence of each of the following events (each a “Milestone Triggering Event” and collectively, the “Milestone Triggering Events”)), the Company shall make a cash payment (“Milestone Payment”) in respect of the Milestone Rights in the amount corresponding to such Milestone Triggering Event:

MILESTONE TRIGGERING EVENT	MILESTONE PAYMENT AMOUNT

Product Partner Event	$5,000,000

Product Launch	$10,000,000

$50,000,000 Cumulative Net Sales	$5,000,000

$100,000,000 Cumulative Net Sales	$5,000,000

$150,000,000 Cumulative Net Sales	$5,000,000

$200,000,000 Cumulative Net Sales	$5,000,000

$250,000,000 Cumulative Net Sales	$5,000,000

$300,000,000 Cumulative Net Sales	$5,000,000

$400,000,000 Cumulative Net Sales	$5,000,000

$500,000,000 Cumulative Net Sales	$5,000,000

$750,000,000 Cumulative Net Sales	$10,000,000

$1,000,000,000 Cumulative Net Sales	$10,000,000

$1,500,000,000 Cumulative Net Sales	$15,000,000

Each Milestone Right shall represent the right to receive 1/1000th of the Milestone Payments payable pursuant to this Section 3.

Within five (5) Business Days of obtaining knowledge of occurrence of a Milestone Triggering Event (in the case of a Product Partner Event or Product Launch and, if the Company is no longer required to file quarterly reports with the SEC, with respect to a Milestone Triggering Event based upon Cumulative Net Sales) or no later than the earlier of the date required by the SEC for filing by the Company of the quarterly report on Form 10-Q or Form 10-K with respect to the quarter or fiscal year (in the case of the fourth quarter) during which the Company obtained knowledge of the occurrence of a Milestone Triggering Event or the filing by the Company of such quarterly report (in the case of a Milestone Triggering Event based on Cumulative Net Sales when the Company is required to file quarterly reports with the SEC), the Company shall provide notice to the Holders by phone, electronic mail and facsimile (a “Milestone Event Notice”) describing the Milestone Triggering Event. Each Milestone Payment shall be due and payable within three Business Days (as defined below) after the date of the delivery by the Company of the Milestone Event Notice (the “Milestone Payment Date”), by federal funds wire transfer to the Holders as directed by the Holders.

(b) Delinquent Milestone Payments. Any Milestone Payment not paid when due shall bear interest at the Default Rate, compounded quarterly, or the highest rate then permitted by applicable law, whichever is less.

(c) Taxes. Any and all Milestone Payments shall be made without deduction for any U.S. withholding tax, except as required by applicable law. Each Holder organized under the laws of a jurisdiction outside the United States (a “Foreign Person”) that is entitled to an exemption from or reduction in U.S. withholding tax shall provide the Company with a properly completed and executed IRS Form W-8ECI, W-8BEN, W-8IMY or other applicable successor form, or any other applicable certificate or document prescribed by the U.S. Internal Revenue Service, including such certification as is necessary to establish an exemption from withholding under “FATCA” (if applicable) as hereinafter defined. Pursuant to the immediately preceding sentence: HS shall provide the Company with properly completed and executed IRS forms claiming that it is a resident of Luxembourg and is exempt from U.S. withholding tax under the provisions of the tax treaty between the U.S. and Luxembourg and (if and when such certification is required under applicable U.S. tax law in order to avoid withholding due to “FATCA,” as hereinafter defined) such further certification as is necessary to establish HS’s exemption from withholding under FATCA. Provided that the Company receives such forms, the Company shall not withhold U.S. taxes from any Milestone Payment payable to HS under the U.S. tax laws currently in effect. “FATCA” shall mean Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any amended or successor version thereof, any Treasury Regulations or other official interpretations thereof, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. Each Holder that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall provide the Company with a properly completed and executed IRS Form W-9. Any forms provided by a Holder pursuant to this Section shall be updated or replaced by a Holder if and when required by law.

(d) Audit Right. Upon not less than five (5) Business Days’ written notice to the Company (the “Audit Notice”), an independent auditor selected by Purchasers may audit the books and records of the Company relevant to the Milestone Triggering Events no more than once every calendar year to verify any Milestone Triggering Event and the corresponding Milestone Payment. Such audit shall be conducted during normal business hours at Holders’ cost, provided that any such independent auditor and to the extent involved in such audit, the Holders and any Representative of the Holders enter into a confidentiality agreement with the Company (to be approved by the Company in its reasonable discretion) prior to commencing any such audit. The Company shall provide such independent auditor and to the extent such Person has executed a confidentiality agreement reasonably satisfactory to the Company, the Holders and their Representatives with reasonable access to all such books and records relevant to the Milestone Events and shall reasonably cooperate with such independent auditor and to the extent involved, the Holders and their Representatives’ efforts to conduct such audits. The Company shall use commercially reasonable efforts cause each Product Partner to grant the Company audit rights under the Company’s Contract with such Product Partner consistent with those granted to Holders by the Company under this Section 3(d) and upon the reasonable request of Purchasers, which request may not be made more than once per year, the Company shall within ten (10) days of such request, exercise such audit rights and audit such Product Partner’s books and records (to the extent permitted under the Company’s Contract with such Product Partner) and shall use commercially reasonable efforts to, provide Purchasers with a written report as to the results of such audit within thirty (30) days of the initial request for such audit.

(e) Termination of Milestone Rights. If the conditions to the Company’s ability to draw Tranche 2 under the Facility Agreement have not been satisfied upon release of Phase III Data for the Product, and the Company, within 60 days after the release of such data, repays the entire outstanding principal of Tranche 1 for an amount equal to 110% of such principal, plus the payment of all accrued, unpaid interest, the Milestone Rights shall terminate except for the right to receive accrued and unpaid Milestone Payments, if any, hereunder as of the date of termination.

(f) Reduction in Milestone Payments.

(i) If the Lenders fail to fund any portion of a Tranche under the Facility Agreement that they are obligated to fund, then each Milestone Payment, as well as the aggregate amount of Milestone Payments, due hereunder will be reduced by multiplying such payment by the quantity one minus the quotient of (y) amounts wrongfully not funded under the Facility Agreement divided by (z) $160,000,000, with any payments in respect of a Milestone Payment occurring prior to such reduction made in excess such Milestone Payment after giving effect to such reduction being allocated to reduce, on a pro rata basis, all subsequent Milestone Payments.

(ii) If the Company, despite its best efforts, is unable to satisfy the conditions set forth in clauses (b)(ii), (c)(iii) or (d)(iii) of Section 4.1 of the Facility Agreement, and the Lenders do not fund the relevant Tranche, then each Milestone Payment, as well as the aggregate of amount of Milestone Payments, due hereunder will be reduced by multiplying such payment by the quantity one minus the quotient of (y) amounts Lenders elects not to fund under the Facility Agreement divided by (z) $160,000,000, with any payments in respect of a Milestone Payment occurring prior to such reduction made in excess such Milestone Payment after giving effect to such reduction being allocated to reduce, on a pro rata basis, all subsequent Milestone Payments.

4. Covenants of the Company. So long as any Milestone Rights remain outstanding, the Company covenants and agrees that:

(a) Regulatory Approvals. The Company shall use commercially reasonable efforts to obtain approval from the FDA to market the Product in the United States.

(b) Marketing of Product. Upon approval to market the Product in the United States, the Company shall use commercially reasonable and appropriate actions to manufacture, package, label, distribute, offer for sale and sell, or have manufactured, packaged, labeled, distributed, offered for sale and sell, the Product within the United States.

(c) Certain Restrictions imposed by Indebtedness. As of the date hereof, the Company represents and warrants that it is not party to any Contract that prohibits, restricts or imposes limitations on its ability to make the payments that are or may be required to be paid to Purchasers under this Agreement. From and after the date hereof, the Company shall not enter into, or amend, any Contract that expressly prohibits, restricts or imposes conditions on the Company’s ability to make the payments that are required to be paid to Purchasers under this Agreement; provided that the foregoing shall not apply to (i) restrictions imposed by any Legal Requirement or by the Facility Agreement, and (ii) covenants and other restrictions imposed under Contracts on the Company’s ability to transfer or otherwise dispose of assets (including, without limitation, net worth requirements and restrictions on cash or other deposits) provided that such covenants and restrictions do not specifically prohibit, restrict or condition the Company’s ability to make any payments hereunder.

(d) No Transfer Without Consent; Security. The Company shall not transfer (whether by sale, assignment, merger, change of control, conveyance of rights, deed of trust, lien, license, sublicense, seizure or other transfer of any sort, voluntary or involuntary, including by operation of law) (each a “Transfer”)) any of its right, title or interest in or to the Product Intellectual Property or Product Regulatory Rights; provided, however, that the foregoing shall not prohibit (i) any Excluded Transaction (as defined in the Facility Agreement), (ii) any Transfer to a Wholly Owned Subsidiary (as defined in the Facility Agreement), and (iii) any other Transfer of the Product Intellectual Property or Product Regulatory Rights after the Notes are repaid in full or the holders of the Notes do not elect to exercise their rights to require repayment of the Notes under Section 2.3(d) of the Facility Agreement upon a Major Transaction Event; provided that the transferee agrees to be obligated together with Company for performance of the obligations to the Holders under this Agreement (each a “Permitted Transfer”). For so long as the Notes remain outstanding, the obligations of the Company under this Agreement and the Milestone Rights shall have benefit of the security interests granted pursuant to that certain Guaranty and Security Agreement, dated as of the date hereof, among the Company, the guarantors and grantors party thereto from time to time, and the secured parties thereto. In the event that the Company makes a Transfer which is not a Permitted Transfer, all Milestone Triggering Events shall be deemed to have occurred and all corresponding Milestone Payments shall be immediately due and payable in full.

5. Representations and Warranties of the Company. The Company represents and warrants to Purchasers as follows as of the date of this Agreement:

(a) Organization; Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Company has the requisite power and authority to own, lease or use its properties and assets and to conduct its business as presently conducted.

(b) Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Company pursuant to, any agreement to which the Company is a party or by which the Company is bound or to which any of the assets of the Company are subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents or (C) result in the violation of any law or any judgment, order, rule, regulation or decree of any Governmental Authority, except in cases of clause (A) and (C) above, for any violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Compliance with Laws. The Company is in compliance with all Legal Requirements applicable to the conduct of its business, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has not received any written notice from any Governmental Authority within the United States regarding (i) any actual, alleged or potential material violation of or material liability under any Legal Requirement, or (ii) any actual, alleged, or potential material obligation of the Company to undertake or pay for any response action required by any Legal Requirement.

(d) Issuance of Securities. The Milestone Rights are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Milestone Rights is exempt from registration under the Securities Act.

(e) No General Solicitation. Neither the Company nor any of its subsidiaries, or any of its or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Milestone Rights.

(f) No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Milestone Rights under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Milestone Rights to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Milestone Rights under the Securities Act or cause the offering of the Milestone Rights to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(g) Regulatory Compliance.

(i) Neither the Company, nor, to the Company’s knowledge, any officer or employee of the Company or any agents or contractor of the Company is the subject of any pending or threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or by any other comparable Governmental Authority to invoke any similar policy. None of the Company nor, to the Company’s knowledge, any officer or employee of the Company or any agent or contractor of the Company has (A) made any untrue statement of material fact or fraudulent statement to the FDA, DEA, or any other Governmental Authority relating to the Company or the Product; (B) failed to disclose a material fact required to be disclosed to the FDA or DEA in respect of the Product, or (C) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Authority to invoke the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy with respect to the Company or the Product.

(ii) Neither the Company nor, to the knowledge of the Company, any officer or employee of the Company has been debarred or been convicted of any crime or engaged in any conduct that did or could result in debarment under 21 U.S.C. § 335a, exclusion from federal healthcare programs under 42 U.S.C. § 1320a-7, disqualification as a clinical investigator under 21 C.F.R. § 312.70 or any similar Legal Requirements within the United States, and none of the Company or, to the Company’s knowledge, any officer or employee of the Company has engaged in any conduct that would reasonably be expected to result in debarment, exclusion, or disqualification from U.S. federal health care programs.

(iii) The Company has not received any written notice or communication from the FDA, DEA, or other Governmental Authority requiring termination or suspension of sale of the Product or alleging noncompliance with any applicable FDA Law, DEA Law, or other Legal Requirements applicable within the United States with regard to the Product.

6. Representations and Covenants of the Holders. Each of the Purchasers represents, warrants and covenants to the Borrower as of the date hereof (and each Holder acquiring any Milestone Rights represents, warrants and covenants as of the date of its acquisition of any Milestone Rights):

(a) Such Purchaser is acquiring the Milestone Rights for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree, or make any representation or warranty, to hold any of the Milestone Rights for any minimum or other specific term and reserves the right to dispose of the Milestone Rights at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Milestone Rights in violation of applicable securities laws. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Each of the Purchasers also represents that the entire legal and beneficial interests of the Milestone Rights such Purchaser is acquiring is being acquired for, and will be held for, its account only.

(b) Such Purchaser understands that the Milestone Rights are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Milestone Rights.

(c) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Milestone Rights must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(d) The Milestone Rights may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144.

(e) It will not make any disposition of all or any part of the Milestone Rights until:

(i) The Company shall have received a letter secured by such Purchaser from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) Such Purchaser shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel for the Company with an opinion of counsel on customary form. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.

(f) It understands and agrees that the Milestone Rights issued to the Purchasers may bear the following legend.

“THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.”

(g) Such Purchaser is an “accredited investor” as defined in Regulation D promulgated the Securities Act.

7. Miscellaneous Provisions.

(a) Further Assurances. Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to give effect to the transactions contemplated by this Agreement.

(b) Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect.

(c) Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and Holders holding a majority of the Milestone Rights.

(d) Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(e) Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement, and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that any existing confidentiality agreements shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or portable document format (PDF) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(f) Applicable Law; Jurisdiction.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretation and enforcement of this Agreement (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally ‘subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(g) Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns. The Company may not assign any of its rights or obligations hereunder without the prior written consent of Holders, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by the Company without Holders’ prior written consent shall be void and of no effect. Holders may assign their rights under this Agreement to any other Person without the prior written consent of the Company or any other Person; provided that (i) the Holder shall have complied with the provisions of Section 6 of the Milestone Certificate and Section 7(g)(ii) hereof, (ii) any such transferee Person shall make the representations and agree to covenants set forth in Section 6, (iii) except in the case of any assignment or transfer pursuant to an effective registration statement covering the resale of the Milestone Rights or pursuant to Rule 144, the Holder shall deliver to the Company a legal opinion reasonably acceptable to the Company, (iv) in the case of a transfer to a Foreign Person, such Foreign Person shall have provided to the Company the documentation required pursuant to Section 3(c); and (v) unless an Event of Default shall have occurred and is continuing, no assignment shall be permitted to any (A) Major Pharmaceutical Company and any (B) entity principally engaged in the business of selling insulin or insulin delivery products (an “Applicable Entity”); provided, however, that (i) entities that own, directly or indirectly, equity interests in an Applicable Entity as part of a brokerage, insurance business, pension fund (or other benefit fund), investment banking, investment management, investment advisory, lobbying, or publishing business, or (ii) any non-profit research or non-profit enterprise, shall not constitute an Applicable Entity. Notwithstanding the foregoing, nothing in this Section 7(h) shall be deemed to limit or otherwise restrict a merger, consolidation, reorganization or sale of all or substantially all assets of the Company provided that the successor to the Company, if not the Company, in such merger, consolidation or reorganization, or sale of all or substantially all assets (other than any such sale to a Wholly-Owned Subsidiary (as defined in the Facility Agreement)) assumes all of the obligations of the Company under this Agreement and in respect of the Milestone Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company and the Holders) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For avoidance of doubt, in the event a Holder notifies the Company that a sale or transfer of Milestone Rights is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

(h) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular

United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when red by electronic mail (sender shall have received a “read by recipient” confirmation) in each case addressed to the Party to which it is required or permitted to be given or made at such Party’s address as specified below or such other address as such Party shall have designated by notice to the other Parties.

If to the Company:

28903 North Avenue Paine

Valencia, California 91355

Attn: Matthew Pfeffer

Fax: (661) 775-2099

Email: mpfeffer@mannkindcorp.com

With copy to:

Cooley LLP

101 California Street

San Francisco, CA 94111-5800

Fax: (415) 693-2222

Email: gmamarca@cooley.com

If to the Purchasers:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Attn: David J. Clark

Fax: 212-599-3075

Email: dclark@deerfield.com

(i) With a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attn: Mark I. Fisher, Esq.

Fax: (212) 940-8776

Email: mark.fisher@kattenlaw.com

If to a Holder (other than the Purchasers):

To such address as provided by such Holder in writing at the time such Holder acquires its Milestone Rights.

(j) Severability. Any provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining provisions of this Agreement or the validity or enforceability of the offending provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such provision, to delete specific words or phrases or to replace such provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be valid and enforceable as so modified. If such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

(k) Other Remedies. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(l) Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; and any gender shall include all genders.

The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DEERFIELD PRIVATE DESIGN FUND II, L.P. By: Deerfield Mgmt, L.P., its General Partner By: J. E. Flynn Capital, LLC, its General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	President

HORIZON SANTÉ FLML, SÀRL

By:	/s/ Alexis Cazé
Name:	Alexis Cazé
Title:	Manager A

By:	/s/ Florence Gerardy
Name:	Florence Gerardy
Title:	Manager B

MANNKIND CORPORATION

By:	/s/ Matthew J. Pfeffer
Name:	Matthew J. Pfeffer
Title:	Corporate Vice President and Chief Financial Officer

SIGNATURE PAGE TO MILESTONE PAYMENT AGREEMENT

EXHIBIT A

CAPITALIZED TERMS

“Affiliate”. An Entity shall be deemed to be a “Affiliate” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Business Day” means any day other than a day on which banks in New York, NY are authorized or obligated to be closed.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease, credit agreement, indenture, note, mortgage or other instrument to which such Person is a party or by which such Person or any of its assets are bound.

“Copyright” means all copyrights and moral rights, including the legal right provided by the Copyright Act of 1976, as amended, to the expression contained in any work of authorship fixed in any tangible medium of expression together with any similar rights arising in any other country as a result of statute or treaty, and all registrations, applications, renewals, extensions and reversions thereof.

“Cumulative Net Sales” means, without duplication, the cumulative gross amount invoiced globally for the sale of the Product by the Company, its Affiliates and Product Partners, less typical deductions for trade, cash and quantity discounts, credits, allowances, rebates, taxes, duties, governmental tariffs, freight, shipping and freight insurance charges, all as detailed to Purchasers with each Milestone Event Notice due upon achieving a Milestone Triggering Event based upon Cumulative Net Sales.

“DEA” means the United States Drug Enforcement Administration or any successor agency thereto.

“Default Rate” means 9.75% per annum or such lesser rate as shall be allowable by law.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Facility Agreement” means that certain Facility Agreement by and between the Company and the Lenders, as it may be amended, restated, extended, substituted or replaced.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Holders” means the holders from time to time of the Milestone Rights, which initially shall be the Purchasers.

“Know-How” means ideas, designs, concepts, compilations of information, methods, techniques, methodologies, procedures and processes, compositions, specifications, techniques, technical data and information, designs, drawings, customer lists, supplier lists, pricing and financial information, plans and proposals, algorithms and formulas, whether or not patentable.

“Legal Requirement” means any federal, state, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, judgment, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lenders” means Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. in their capacity as lenders under the Facility Agreement.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with or from the proceeds of, any asset or revenue of any kind. For the avoidance of doubt, any grant or license or option to obtain a license to, or the sale or other transfer of, the Company’s Proprietary Rights or other assets to any entity that intends to research and develop or commercialize products or services covered by such intellectual property or embodying or arising from such other assets, whether directly or through the Company or another entity shall not constitute a Lien.

“Major Pharmaceutical Company” means any Person engaged in the pharmaceutical or biotechnology industry, who, for the immediately preceding fiscal year, had total revenues in excess of $2,000,000,000 (or its equivalent in another currency).

“Mark” means any word, name, symbol, logos or device used by a Person to identify its goods or services, whether or not registered, all goodwill associated therewith, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application, together with all registrations, renewals, extensions and reversions thereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition or assets of the Company and its subsidiaries, taken as a whole, (b) the validity or enforceability of any provision of this Agreement, (c) the ability of the Company to timely perform its obligations under this Agreement or (d) the rights and remedies of the Holders, as applicable, taken as a whole, under this Agreement.

“Milestone Rights Certificate” means a certificate representing any of the Milestone Rights in the form of Exhibit B.

“Notes” means the Notes as defined in the Facility Agreement.

“Party” or “Parties” means the Company and each Holder.

“Patent” means any patent granted by the United States Patent and Trademark Office or by the comparable agency of any other country, and any renewal, thereof, and any rights arising under any patent application filed with the United States Patent and Trademark Office or the comparable agency of any other country and any rights that may exist to file any such application, including all continuations, divisional, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof.

“Person” means any individual, Entity or Governmental Authority.

“Phase III Data” means data relating to the Company’s Phase III clinical trials 171 and 175 of the Product.

“Product” means AFREZZA® (insulin human [rDNA origin]) inhalation powder as specified in New Drug Application No. 22-472 filed with the FDA and any bioequivalent thereto produced or sold by the Company, the Subsidiaries or any Product Partner or any of its Subsidiaries.

“Product Intellectual Property” means all Proprietary Rights owned or licensed by the Company and its Affiliates that is, or may hereafter be, necessary to develop, make, have made, promote, market or sell the Product.

“Product Launch” means the first commercial sale of the Product in the United States.

“Product Partner” means any Person (a) with whom the Company has entered into a license, collaboration, co-promotion or other partnering agreement providing for the commercialization of the Product within the United States or (b) that has assumed the Company’s obligations under this Agreement and in respect of the Milestone Rights pursuant to Section 4(d) hereof.

“Product Partner Event” means the closing of any license, collaboration, co-promotion or other partnering agreement by the Company or any Affiliate providing for the commercialization of the Product within the United States.

“Product Regulatory Rights” means each and every investigational new drug application or new drug application and/or state or foreign license or registration that is held or obtained (if any) that is necessary to develop, conduct clinical trials relating to, manufacture, have manufactured, distribute, promote, market or sell the Product.

“Proprietary Rights” means, with respect to a Person, all Copyrights, Marks, Trade Names, Trade Secrets, Patents, intellectual property rights in inventions and discoveries, intellectual property rights in internet web sites and internet domain names and subdomain names and intellectual property rights in Know-How, owned or used by such Person.

“Representatives” of any Person, means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, including rules and regulations promulgated thereunder.

“Subsidiary or Subsidiaries” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trade Names” means any words, name or symbol used by a Person to identify its business.

“Trade Secrets” means business or technical information of any Person including, but not limited to, customer lists, marketing data and Know-How, that is not generally known to other Persons who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to other Persons.

“Tranche” means each loan of $40,000,000 by Lenders to the Company under the Facility Agreement.

“Tranche 1” means the initial loan of $40,000,000 by Lenders to the Company under the Facility Agreement.

“Tranche 2” means the second loan of $40,000,000 by Lenders to the Company under the Facility Agreement.

EXHIBIT B

FORM OF MILESTONE RIGHTS CERTIFICATE

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.

MANNKIND CORPORATION

No.	Certificate for Milestone Rights

This certifies that [                                        ], or registered assigns (the “Holder”), is the registered holder of the number of Milestone Rights (“Securities”) set forth above. Each Security entitles the Holder, subject to the provisions contained herein and in the Milestone Agreement referred to on the reverse hereof, to payments from MannKind Corporation, a Delaware corporation (the “Company”), in the amounts and in the forms determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Milestone Agreement referred to on the reverse hereof. Such payments shall be made on each Milestone Payment Date, as defined in the Milestone Agreement referred to on the reverse hereof.

Reference is hereby made to the further provisions of this certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MannKind Corporation

By:
Name:
Title:

Dated:

B-1

[Form of Reverse of Milestone Rights Certificate]

1. This certificate is issued under and in accordance with the Milestone Rights Purchase Agreement, dated as of [—], 2013 (the “Milestone Agreement”), between the Company, Deerfield Private Design Fund II, L.P. and Horizon Santé FLML SÀRL, and is subject to the terms and provisions contained in the Milestone Agreement, to all of which terms and provisions the Holder of this certificate consents by acceptance hereof. The Milestone Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Milestone Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Milestone Rights. All capitalized terms used in this certificate without definition shall have the respective meanings ascribed to them in the Milestone Agreement.

2. In the event of any conflict between this certificate and the Milestone Agreement, the Milestone Agreement shall govern and prevail.

3. Subject to the terms and conditions of the Milestone Agreement, on any Milestone Payment Date, the Company shall pay to the Holder hereof for each Milestone Right represented hereby, the 1/1000th of the aggregate Milestone Payment payable on such Milestone Payment Date.

4. Milestone Payments may be paid in cash by federal wire transfer to the Holder as directed by the Holder. The Holder by acceptance hereof agrees to provide promptly upon request the Company with all requisite wire transfer or other payment instructions.

5. The Milestone Rights represented by this certificate are subject to termination as provided in Section 3(e) of the Milestone Agreement and Milestone Payments are subject to reduction as provided in Section 3(f) of the Milestone Agreement.

6. As provided in the Milestone Agreement and subject to certain limitations therein set forth, the transfer of the Milestone Rights represented by this Certificate is registrable on the Register, upon surrender of this certificate for registration of transfer with the Company, accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new certificates, for the same amount of Milestone Rights, shall be issued to the designated transferee or transferees.

7. Prior to the time of due presentment of this certificate for registration of transfer, the Company may treat the Person in whose name this certificate is registered as the owner hereof for all purposes, and neither the Company nor any Representative of the Company shall be affected by notice to the contrary.

8. This certificate shall be governed by the laws of the State of New York applicable to contracts made and to be performed in such State.

B-2

EXHIBIT C

FORM OF OPINION

            , 20

[                             ]

Re:	Mannkind Corporation (the “Company”)

Dear Sir:

[                                         ] (“[                                         ]”) intends to transfer                      of its Milestone Rights (the “Rights”) of the Company to                                          (“                                         ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Rights by                      to                      may be effected without registration under the Securities Act, provided, however, that the Rights to be transferred to                      contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Rights is subject to a stop order.

The foregoing opinion is furnished only to                              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Schedule I-1